SCHEDULE 14a
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, For Use of Commission Only
                                        (as permitted by Rule 14a-6(e)(2))
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          GREENWICH AIR SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.
(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

                                    GREENWICH
                               AIR SERVICES, INC.




To Our Stockholders:

        On behalf of the Board of Directors and management of Greenwich Air Services, Inc., I cordially invite you to attend the 1997 Annual Meeting of Stockholders to be held on Friday, March 21, 1997, at 10:00 a.m. local time, at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida 33126.

        The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon at the meeting, and also enclosed for your review is our 1996 Annual Report.

        In addition to the specific matters to be acted upon at the meeting, there will be a report on the Company's progress, with an opportunity for questions of general interest to the stockholders. Following the meeting, we invite you to stop by our Miami offices for a brief tour of the facilities.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

        I look forward to seeing you at the meeting and hope to have the opportunity to meet with you personally and to introduce you to our management team and the other members of the Board.

                                              Sincerely yours,




                                              /s/ EUGENE P. CONESE
                                              ----------------------------
                                              Eugene P. Conese
                                              CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER



Miami, Florida
January 27, 1997

                                ----------------
                          GREENWICH AIR SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 21, 1997
                        --------------------------------

To the Stockholders of Greenwich Air Services, Inc.:

        Notice is hereby given that the 1997 Annual Meeting of the Stockholders (the "Annual Meeting") of Greenwich Air Services, Inc. (the "Company") will be held on Friday, March 21, 1997, at 10:00 a.m. local time, at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida 33126 for the following purposes:

        1. To elect six (6) directors of the Company, whose names are set forth in the accompanying proxy statement, each to serve until the 1998 Annual Meeting of Stockholders and until his successor is elected and qualified;

        2. To approve the adoption of the Company's amended Employee Stock Purchase Plan;

        3. To approve the adoption of the Company's amended Incentive Stock Option Plan;

        4. To approve the adoption of the Incentive Compensation arrangement between the Company and both Eugene P. Conese and Eugene P. Conese, Jr., pursuant to their respective employment contracts;

        5. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 1997; and

        6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Only holders of record of the Company's Class A voting common stock, par value $0.01 per share (the "Class A Common Stock"), at the close of business on January 20, 1997 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. The Annual Meeting may be adjourned from time to time without notice other than by announcement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose related to the Annual Meeting, during office hours for the ten days preceding the Annual Meeting, at the Company's headquarters located at 4590 NW 36th Street, Miami, Florida 33122.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES OF CLASS A COMMON STOCK ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES OF CLASS A COMMON STOCK WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

                                            By Order of the Board of Directors


                                            /s/ MICHAEL A. BUCCI
                                            ------------------------------
                                            Michael A. Bucci
                                            SECRETARY


Miami, Florida
January 27, 1997

                          GREENWICH AIR SERVICES, INC.
                                 P.O. BOX 522187
                              MIAMI, FLORIDA 33152

                         ANNUAL MEETING OF STOCKHOLDERS

                                    ---------
                                 PROXY STATEMENT
                                 ---------------

VOTING OF PROXIES

        This Proxy Statement is being furnished to the holders (the "Stockholders") of the Class A voting common stock, par value $.01 per share (the "Class A Common Stock") of Greenwich Air Services, Inc. (the "Company"), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Company's Annual Meeting of Stockholders to be held on Friday, March 21, 1997 at 10:00 a.m. local time, at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida 33126, and at any adjournment or postponement thereof (the "Annual Meeting"). The Company will bear the cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of the Class A Common Stock held of record by such persons. The Company does not intend to solicit proxies otherwise than by use of the mail. This Proxy Statement, the attached Notice of Annual Meeting of Stockholders and the form of proxy are first being mailed to Stockholders on or about February 19, 1997. The Company's annual report, including financial statements for the fiscal year ended September 30, 1996 accompanies but does not constitute a part of this Proxy Statement.

        All shares of Class A Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting according to the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the election of all of the nominees for director named herein and "FOR" the approval of each of the proposals outlined in this proxy statement. The Board of Directors does not know of any other matters which are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        A Stockholder executing a proxy may revoke such proxy at any time before the shares subject to the proxy are voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) submitting a duly executed proxy relating to the same shares bearing a later date and delivering it to the Secretary of the Company before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to:
Greenwich Air Services, Inc., P.O. Box 522187, Miami, Florida 33152, Attention:
Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

        Prior to the Annual Meeting, the Company will select one or more inspector(s) of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Class A Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions are considered shares present and entitled to vote for the purposes of determining the presence of a quorum but are not counted as votes "FOR" or "AGAINST" any matter. The inspector(s) will treat shares referred to as "broker or nominee non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

RECORD DATE; VOTING AT THE ANNUAL MEETING

        Only holders of record of Class A Common Stock at the close of business on January 20, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 6,968,825 shares of Class A Common Stock issued and outstanding and entitled to vote. The only class of capital stock of the Company outstanding and entitled to vote at the Annual Meeting is the Class A Common Stock. Each holder of record of Class A Common Stock on the Record Date is entitled to cast one vote per share held by such holder on each proposal brought before the Annual Meeting. A simple majority of the issued and outstanding shares of Class A Common Stock constitutes the quorum necessary to conduct business at the Annual Meeting.

AVAILABILITY OF FORM 10-K

        THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996. SUCH REQUEST SHOULD BE SENT IN WRITING TO: GREENWICH AIR SERVICES, INC., POST OFFICE BOX 522187, MIAMI, FLORIDA 33152, ATTENTION:
INVESTOR RELATIONS.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of January 20, 1997, regarding the beneficial ownership of the Common Stock, based upon Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock (ii) each of the Company's directors individually, (iii) the Company's Chief Executive Officer and each named executive officer listed in the Summary Compensation Table below (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

                                   NUMBER OF SHARES BENEFICIALLY OWNED
                                      CLASS A              CLASS B           PERCENT OF  PERCENT OF
NAME AND ADDRESS (1)                COMMON STOCK        COMMON STOCK          CLASS A      CLASS B
---------------------------------------------------------------------------------------------------
Eugene P. Conese (2)                  3,472,528          2,855,434              49.8       29.2

Eugene P. Conese, Jr. (3)               193,221            188,094               2.8        1.9

Charles A. Gabriel (4)                    2,573              2,573                 *          *

Charles J. Simons (5)                     7,000              7,000                 *          *

Chesterfield Smith (5)                    6,000              6,000                 *          *

Allen J. Krowe (6)                            0              2,000                 *          *

Robert J. Vanaria (7)                     6,250              6,936                 *          *

Orlando M. Machado (8)                    5,865              4,356                 *          *

Dard F. Stagg (9)                           932              1,470                 *          *

All Directors and Executive Officers
as a Group (9 persons) (10)           3,694,369          3,073,862              52.8       31.3

------------------------------------------------
*       Less than 1%

(1) The mailing address of each stockholder identified above is c/o Greenwich Air Services, Inc., P.O. Box 522187, Miami, Florida 33152. Except as indicated in the other footnotes to this table, each person listed has the sole voting and dispositive power with respect to all shares of Common Stock with respect to which such person is the beneficial owner.

(2) Mr. Eugene P Conese is Chairman of the Board of Directors. Includes 262,696 shares of each of Class A and Class B Common Stock held beneficially by his wife, Anna May Conese, for which shares Mr. Conese holds sole voting power pursuant to a 10-year irrevocable proxy. Also includes options to acquire 4,500 shares of each of Class A and Class B Common Stock issuable upon exercise of options under the 1992 Stock Option Plan which are currently exercisable. Does not include options to acquire 13,500 shares of each of Class A and Class B Common Stock under the 1992 Stock Option Plan which are not currently exercisable. Mr. Conese disclaims any beneficial interest in shares of Common Stock owned by members of his family other than Anna May Conese.

(3) Mr. Conese, Jr. is the son of Eugene P. Conese. Includes 5,127 shares of Class A Common Stock held in his wife's name as Trustee for their children. Also includes options to acquire 9,500 shares of each of Class A and Class B Common Stock issuable upon exercise of options under the 1992 Stock Option Plan which are currently exercisable. Does not include options to acquire 15,500 shares of each of Class A and Class B Common Stock under the 1992 Stock Option Plan which are not currently exercisable.

(4) Includes options to acquire 2,100 shares of each of Class A and Class B Common Stock issuable under the 1994 Stock Option Plan, which are currently exercisable.

(5) Includes options to acquire 5,000 shares of each of Class A and Class B Common Stock under the 1994 Stock Option Plan, which are currently exercisable.

(6) Includes options to acquire 2,000 shares of Class B Common Stock issuable under the 1994 Stock Option Plan, which are currently exercisable. Does not include options to acquire 3,000 shares of Class B Common Stock under the 1994 Stock Option Plan, which are not currently exercisable.

(7) Includes options to acquire 3,750 shares of each of Class A and Class B Common Stock under the 1992 Stock Option Plan, which are currently exercisable. Does not include options to acquire 8,750 shares of each of Class A and Class B Common Stock under the 1992 Stock Option Plan, which are not currently exercisable.

(8) Includes options to acquire 500 shares of each of Class A and Class B Common Stock under the 1992 Stock Option Plan, which are currently exercisable. Does not include options to acquire 6,500 shares of each of Class A and Class B Common Stock under the 1992 Stock Option Plan, which are not currently exercisable.

(9) Does not include options to acquire 2,500 shares of each of Class A and Class B Common Stock under the 1992 Stock Option Plan, which are not currently exercisable. Mr. Stagg's employment with the Company terminated in January, 1997.

(10) Includes options to acquire an aggregate of 30,350 shares of Class A Common Stock and 32,350 shares of Class B Common Stock granted under the 1992 and 1994 Stock Option Plans, which are currently exercisable. Does not include options granted under these plans to acquire an additional 46,750 shares of Class A Common Stock and 49,750 shares of Class B Common Stock, which are not currently exercisable.



                        PROPOSAL 1. ELECTION OF DIRECTORS

        Nominees for six directors will be elected at the Annual Meeting to serve for a one year term expiring on the date of the 1998 Annual Meeting of Stockholders of the Company. Each director elected will continue in office until a successor has been elected and qualified. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the remaining named nominees and, if they deem it advisable, for a substitute nominee. Certain information concerning the nominees for directors of the Company are listed in the following table.

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT                          AGE         FIRST BECAME A DIRECTOR
------------------------------------------------------------     ------------    ------------------------

Eugene P. Conese                                                     67                    1987
Chairman of the Board of Directors and Chief Executive
Officer of the Company
Elected as an officer of the Company in 1987

Eugene P. Conese, Jr.                                                37                    1987
President and Chief Operating Officer of the Company
Elected as an officer of the Company in 1989

Charles A. Gabriel                                                   69                    1992
General, United States Air Force (retired), Former U.S. Air
Force Chief of Staff

Allen J. Krowe                                                       64                    1996
Vice Chairman, Texaco, Inc.

Charles J. Simons                                                    78                    1988
Chairman of the Board of Directors, G.W. Plastics. Inc.

Chesterfield Smith                                                   79                    1988
Senior Partner, Holland & Knight (attorneys)

        EUGENE P. CONESE has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1987. Mr. Conese was also the founder, principal stockholder, Chief Executive Officer and Chairman of the Board of The Greenwich Company, Ltd. ("GCL"), a private holding company formed in 1980, which acquired the Company in October 1987. Prior to acquiring the Company, GCL acquired Haskon Corporation ("Haskon"), a manufacturer of specialized seals for aircraft and aircraft engines and founded EPCO Technologies, Inc. ("EPCO"), a company which produces specialty plastic components for consumer products. Haskon and EPCO have since been sold, and GCL was merged with and into the Company as of December 30, 1995. From 1970 to 1979, Mr. Conese served as President, Chief Executive Officer and member of the Board of Directors of Irvin Industries, Inc., an American Stock Exchange listed company engaged in the manufacture and distribution of a number of products for the aerospace and automotive industries. Mr. Conese is a member of the Board of Directors of Trans World Airlines, Inc. and is a member of the Board of Trustees of Iona College.

        EUGENE P. CONESE, JR. has served as President and Chief Operating Officer of the Company since November 1990. Mr Conese, Jr. has also served as Vice President of the Company from March 1989 to November 1990, and he has served as a director of the Company continuously since 1987. From 1984 through December 1995, Mr. Conese, Jr. has served in various capacities for GCL, including President, which position he held at the time GCL was merged with and into the Company. Mr. Conese, Jr. also served as President and Chief Operating Officer and member of the Board of Directors of Haskon, and as President of EPCO. Mr. Conese, Jr. is the son of Eugene P. Conese.

        CHARLES A. GABRIEL became a member of the Board of Directors in November 1992. He is a retired four-star General of the United States Air Force, and served from June 1982 to June 1986 as Chief of Staff of the United States Air Force and as a member of the Joint Chiefs of Staff. Prior to his appointment as Chief of Staff, he served as Commander in Chief, United States Air Forces in Europe and commander of the Allied Air Forces, Central Europe. A 36-year veteran of the United States Air Force, General Gabriel is the recipient of numerous honors, awards and medals from the United States Armed Forces. General Gabriel serves on the Boards of Directors of GEC-Marconi, Electronic Systems, Inc. and on the Board of Advisors of Riggs National Bank of Virginia.

        ALLEN J. KROWE became a member of the Board of Directors in November 1996. In 1988, Mr. Krowe joined Texaco, Inc., as Senior Vice President and Chief Financial Officer, and in 1993 was named Vice Chairman of the Board along with additional operational responsibilities within Texaco. Prior thereto, he was Executive Vice President of IBM and a member of IBM's Board of Directors. Mr. Krowe joined IBM in 1960 and was elected Vice President in 1975. Mr. Krowe also serves as an Advisory Board member of the New York Stock Exchange and is a member of the boards of several major companies and other organizations, including PPG Industries, Inc., IBJ Schroder Bank and Trust Company, the Business Council of New York State, and the University of Maryland Foundation.

        CHARLES J. SIMONS became a member of the Board of Directors in March 1988. He is Chairman of the Board of Directors of G.W. Plastics, Inc. and is a management and financial consultant. For over 40 years Mr. Simons was employed by Eastern Airlines and served at various times during such period as Vice-Chairman, Executive Vice President and director. He is a member of the Board of Directors of Royce Laboratories, Inc., Calspan Corporation, and Bessemer Trust Co. of Florida. Mr. Simons became Chairman, President and Chief Executive Officer of General Development Corporation, a land developer, just prior to that corporation's Chapter 11 bankruptcy filing in 1990. Mr. Simons resigned all of his positions as President, Chief Executive Officer and Chairman by the time General Development Corporation emerged from bankruptcy in 1992.

        CHESTERFIELD SMITH became a member of the Board of Directors in March 1988. Mr. Smith is a senior partner of the Florida law firm of Holland & Knight, which firm has rendered certain legal services to the Company since 1990. He served as President of the American Bar Association, and as President of the Florida Bar Association. Mr. Smith presently serves as a director and Chairman of the Executive Committee of the Citrus & Chemical Bancorporation, Bartow, Florida, and as Chairman of the Board of Trustees of The Emerald Funds.

ADDITIONAL EXECUTIVE OFFICERS

        MICHAEL A. BUCCI, age 35, joined the Company in November 1996 as Senior Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Bucci was in private practice in Providence, Rhode Island. In 1995, Mr. Bucci was general counsel and chief financial officer for The Sundlun Group, an investment management group located in Rhode Island. From 1991 to 1994, he served in various capacities with the Governor's Office of the State of Rhode Island, including Deputy Legal Counsel to the Governor, Director of the Governor's Office of Legislative Affairs, and Director of the Rhode Island Department of Business Regulation, a cabinet-level position. Prior to joining the Rhode Island Governor's Office, Mr. Bucci was in the tax department of Ernst & Young and associated with a large law firm in Rhode Island. Mr. Bucci holds J.D. and LL.M. degrees and is a certified public accountant.

        ORLANDO M. MACHADO, age 37, joined the Company in December 1987 as Vice President and Controller, was promoted to Vice President and Treasurer in September 1991, and became Vice President of Finance in December 1992. Prior to joining the Company, Mr. Machado, who is a certified public accountant, was employed by Coopers & Lybrand, L.L.P., as an audit manager.

        ROBERT J. VANARIA, age 51, joined the Company in March 1995 as Senior Vice President of Administration and Chief Financial Officer. Prior to joining the Company, Mr. Vanaria served from 1982 to 1994 as Senior Vice President of Finance and Chief Financial Officer of Foamex International, Inc. Before joining Foamex, Mr. Vanaria served eight years as Corporate Controller for Quaker Fabric Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

        The Board of Directors met seven times during fiscal 1996. The Board of Directors has Executive, Compensation, and Finance and Audit Committees, each comprised of three members. The Board of Directors does not have a Nominating Committee.

        EXECUTIVE COMMITTEE. The Executive Committee may exercise all of the powers of the Board of Directors, except to the extent limited by law or the Company's Amended and Restated Certificate of Incorporation or By-Laws. The Executive Committee is presently composed of Messrs. Conese (Chairman), Conese, Jr., and Simons. The Executive Committee did not meet during fiscal 1996.

        COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to the Company's Chairman and Chief Executive Officer, and President and Chief Operating Officer. During fiscal 1996, the Compensation Committee also administered the Company's 1992 Stock Option Plan, the 1994 Stock Option Plan and the 1995 Employee Stock Purchase Plan. The Compensation Committee is presently comprised of Messrs. Simons (Chairman), Gabriel, and Smith. The Compensation Committee held two meetings during fiscal 1996.

        FINANCE AND AUDIT COMMITTEE. The Finance and Audit Committee recommends to the Board of Directors the accounting firm to be engaged to audit the Company's financial statements, reviews the Company's internal financial controls, and considers other financial issues in addition to accounting and auditing items. The Finance and Audit Committee is currently comprised of Messrs. Smith (Chairman), Gabriel, and Simons. The Finance and Audit Committee held four meetings during fiscal 1996.

DIRECTORS' FEES AND COMPENSATION

        Directors who are not employees of the Company each receive an annual retainer of $20,000. No director of the Company receives any director's fees for attendance at meetings of the Board of Directors or committees thereof, although members of the Board do receive reimbursement for actual expenses of such attendance. Officers of the Company do not receive a retainer or any other additional compensation for attendance at meetings of the Board of Directors or any committees thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In September 1993, the Company adopted a policy with respect to future related party transactions, which requires that all such transactions be approved by both a majority of the entire Board of Directors as well as by a majority of the independent outside directors or by a majority vote of the Company's disinterested stockholders. This Policy is set forth in the Company's By-laws.

        In December 1995, The Greenwich Company, Ltd. ("GCL"), a company wholly-owned by Eugene P. Conese and members of his family, was merged with and into the Company. In transacting this merger, the Company acquired and canceled 3,950,000 shares of each of its Class A and Class B Common Stock from GCL and issued 3,950,310 shares of each of its Class A and Class B Common Stock to the stockholders of GCL (as restated to give effect to the May, 1996 stock dividend). The merger with GCL, as a related party transaction, was approved unanimously by the Board of Directors and by the Finance and Audit Committee of the Board of Directors, which Committee is composed entirely of outside directors. Furthermore, the merger was ratified by the stockholders of the Company at a special meeting of stockholders held on December 30, 1995.

        During fiscal 1996, and through the first three months of fiscal 1997, the Company purchased engine parts from World Air Lease, Inc. ("WAL") totaling $37,050 and $7,000, respectively. WAL is wholly owned by Eugene P. Conese, the Chairman and Chief Executive Officer of the Company and members of his immediate family, directly and through trusts. In addition, during the first three months of fiscal 1997 the Company completed engine parts repair services for WAL totaling $59,125. During fiscal 1996, the Company also completed the servicing of an engine partly owned by WAL, which services aggregated to $640,000. WAL is a passive investor with a minority interest in, and no management control of the engine serviced.

        Through the first three months of fiscal 1997, the Company also purchased engine parts from Universal Air Lease, Inc. ("Universal"), for which the Company paid $41,470. Universal is wholly owned by Eugene P. Conese, the Chairman and Chief Executive Officer of the Company and members of his immediate family. The Company did not participate in any transactions with Universal in fiscal 1996.

        The terms of each of the transactions with WAL and Universal are believed by the Company's management to have been on a market basis not materially different from those which would have prevailed in a transaction on an arm's-length basis with an unrelated person.

        Chesterfield Smith, a director of the Company, is a senior partner in a law firm which has received and may hereafter receive legal fees from the Company in connection with professional services provided.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        To the knowledge of the Company, except as noted below, there are no officers, directors, or beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other persons subject to Section 16 of the Exchange Act, with respect to the Company that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during fiscal 1996.

        During fiscal 1996, each of the following persons inadvertently filed late reports for one transaction: Eugene P. Conese, Eugene P. Conese, Jr., and Robert J. Vanaria.

EXECUTIVE COMPENSATION

        The following table sets forth certain compensation information relating to the Company's Named Executive Officers for the three year period ended September 30, 1996.

                           SUMMARY COMPENSATION TABLE
                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                            ANNUAL COMPENSATION                           AWARDS
                                      ---------------------------------------------       ------
                                                                                                      ALL OTHER
                                                                       OTHER ANNUAL                     COMPEN-
                                                                       COMPENSATION      OPTIONS (#)    SATION
NAME AND PRINCIPAL POSITION             YEAR   SALARY ($)   BONUS ($)      ($)(1)           (2)          ($)(3)
---------------------------------     -------- ----------   ---------  ------------     ----------    ----------
Eugene P. Conese                        1996    $406,301    $666,667     $530,000         36,000         $400
Chairman and Chief Executive            1995    $400,001    $394,846      $86,300              0         $200
Officer                                 1994    $381,527     $46,000     $103,502              0         $100

Eugene P. Conese, Jr.                   1996    $201,700    $333,333      $95,000         24,000         $400
President, Chief Operating              1995    $175,001    $172,745      $21,380              0         $200
Officer, and Director                   1994    $178,403     $23,000      $18,333         26,000         $100

Robert J. Vanaria                       1996    $154,862     $90,000          n/a         10,000         $400
Sr. Vice President of Administration    1995     $86,544     $52,500          n/a         20,000           $0
and Chief Financial Officer (4)         1994         n/a         n/a          n/a            n/a          n/a

Orlando M. Machado                      1996    $105,794     $40,300          n/a          4,000         $400
Vice President, Finance                 1995    $100,354     $25,000          n/a              0         $200
                                        1994    $102,080        $389          n/a         20,000         $100

Dard F. Stagg                           1996    $104,851     $20,000          n/a              0         $400
Vice President, General Counsel         1995     $98,842     $20,000          n/a              0         $  0
and Secretary (5)                       1994     $78,192     $22,500          n/a         10,000         $  0

(1) Includes deferred compensation of $80,000, $80,000 and $73,333 received by Eugene P. Conese from the Company in fiscal 1996, 1995, and 1994, respectively. Includes deferred compensation of $20,000, $20,000 and $18,333 received by Eugene P. Conese, Jr. from the Company in fiscal 1996, 1995 and 1994, respectively. Also includes deferred bonuses awarded to Messrs. Conese and Conese, Jr. in fiscal 1996 of $450,000 and $75,000, respectively. Includes both direct and deferred compensation received by each of Eugene P. Conese and Eugene P. Conese, Jr. from GCL in 1994. In such year, the Company paid to GCL management fees aggregating $120,000. The Company's management agreement with GCL terminated upon consummation of the Company's initial public offering in November 1993 and simultaneous with the commencement of the term of employment agreements between the Company and each of Eugene P. Conese and Eugene P. Conese, Jr. See "Executive Compensation - Employment Agreements." Until consummation of the merger of GCL with and into the Company, Eugene P. Conese was the principal stockholder and Chairman of the Board of Directors and Chief Executive Officer of GCL and Eugene P. Conese, Jr. was also a stockholder and the President of GCL. Excludes personal benefits and other forms of non-cash compensation that, in the opinion of management, do not in the aggregate exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named executive officers.

(2) The amounts in this column represent options granted pursuant to the Company's 1992 Employee Incentive Stock Option Plan, and have been restated to give effect to the distribution in May, 1996 of a dividend of one share of Class B Common Stock for each share of Class A Common Stock outstanding.

(3) Includes matching contributions expended by the Company under its 401(k) Retirement Plan on behalf of the specified named executive officers.

(4) Mr. Vanaria joined the Company in March 1995. Therefore, compensation information for fiscal 1995 represents the period from March to September 1995, and no compensation information is presented for Mr. Vanaria for fiscal 1994.

(5) Mr. Stagg joined the Company in November 1993. Therefore, compensation information for fiscal 1994 represents the period from November 1993 to September 1994. Mr. Stagg served as Vice President, General Counsel and Secretary through November 1996, at which time the position of Senior Vice President, General Counsel and Secretary was established and filled by Michael A. Bucci. Mr. Stagg's employment with the Company terminated in January, 1997.

STOCK OPTIONS

        The following table sets forth certain information concerning options granted in fiscal 1996 to the Company's Named Executive Officers under the Company's 1992 Employee Incentive Stock Option Plan (the "1992 Plan"), as restated to give effect to the distribution in May, 1996 of a dividend of one share of Class B Common Stock for each share of Class A Common Stock outstanding. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZED VALUE AT ASSUMED
                                     % OF TOTAL                             ANNUAL RATES OF STOCK PRICE APPRECIATION
                                      OPTIONS                                           FOR OPTION TERM
                        OPTIONS     GRANTED TO   EXERCISE OR                ----------------------------------------
                        GRANTED    EMPLOYEES IN  BASE PRICE  EXPIRATION              5%            10%
       NAME              (#)(1)     FISCAL YEAR    ($/SH)      DATE                 ($)            ($)
--------------------------------------------------------------------------------------------------------------------
Eugene P. Conese          36,000         18%      11.3125    1/31/2001           $112,516       $248,630

Eugene P. Conese, Jr.     24,000         12%      11.3125    1/31/2001           $ 75,010       $165,754

Robert J. Vanaria         10,000          5%      11.3125    1/31/2001           $ 31,254       $ 69,064

Orlando M. Machado         4,000          2%      11.3125    1/31/2001           $ 12,502       $ 27,626

Dard F. Stagg                  0         n/a         n/a       n/a                  n/a             n/a

(1) These options were granted on February 1, 1996 pursuant to the 1992 Plan, and are exercisable for equal numbers of Class A and Class B Common Stock beginning one year from the date of grant for 25% of the shares, with the balance to become exercisable cumulatively in two installments each year thereafter of 25% and 50% in years two and three, respectively. Upon announcement of a Change in Control (pursuant to and as defined in the 1992 Plan), all options granted under the 1992 Plan will become immediately exercisable. Upon consummation of a Change in Control, all unexercised options will terminate.

        The following table sets forth certain information concerning the exercise of options and the value of unexercised options held under the 1992 Plan at September 30, 1996 by the Company's Named Executive Officers, as restated to give effect to the distribution in May, 1996 of a dividend of one share of Class B Common Stock for each share of Class A Common Stock outstanding.

         AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                    NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                               SHARES ACQUIRED                       OPTIONS AT FY-END (#)              AT FY-END ($)(1)
                               ON EXERCISE        VALUE REALIZED     ---------------------              ----------------
NAME                                (#)               ($)(2)       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
Eugene P. Conese                     n/a               n/a              0      36,000                  $0       $470,250

Eugene P. Conese, Jr.                n/a               n/a         13,000      37,000            $277,875       $591,375

Robert J. Vanaria                  5,000          $ 85,625              0      25,000                  $0       $443,750

Orlando M. Machado                 7,500          $175,625              0      14,000                  $0       $266,000

Dard F. Stagg                      3,750          $ 96,250              0       5,000                  $0       $106,875

(1) Represents the value of unexercised, in-the-money options at September 30, 1996, using the closing prices of $28 and $20 3/4 for the Class A and Class B Common Stock, respectively, on that date. Amounts are rounded to the nearest dollar.

(2) Represents the difference between the exercise price and the closing price on the date of exercise, multiplied by the number of shares acquired.

EMPLOYMENT AGREEMENTS

        In September 1993, the Company entered into an employment agreement with Eugene P. Conese, effective upon consummation of the Company's initial public offering in November 1993 and expiring on September 30, 1996. Under such agreement, Mr. Conese served as Chairman of the Board and Chief Executive Officer of the Company and received a base salary of $400,000 per annum, plus deferred compensation of $80,000 per annum. Effective October 1, 1996, the Company and Mr. Conese agreed to a new three year employment agreement through September 30, 1999 providing for a base salary of $500,000 per annum and deferred compensation of $80,000 per annum.

        In September 1993, the Company also entered into an employment agreement with Eugene P. Conese, Jr., effective upon consummation of the Company's initial public offering in November 1993 and expiring on September 30, 1996. Under this agreement, Mr. Conese, Jr. served as President and Chief Operating Officer of the Company, and received a base salary of $175,000 per annum, plus deferred compensation of $20,000 per annum. In December 1995, Mr. Conese, Jr.'s employment agreement was amended to increase his annual base salary to $200,000, effective October 1, 1995. Effective October 1, 1996, the Company and Mr. Conese, Jr. agreed to a new three year employment agreement through September 30, 1999 providing for a base salary of $375,000 per annum and deferred compensation of $20,000 per annum.

        In accordance with their respective employment agreements, in addition to their base salaries and deferred compensation, Eugene P. Conese and Eugene P. Conese, Jr. are entitled to share, in proportion to their respective base salaries, a combined annual bonus based upon targeted levels of the Company's income before taxes, after deducting the amount of the annual bonus, in each of the three years during the term of their employment agreements. For fiscal 1997, the combined bonus payable ranges from $500,000 to a maximum of $1,500,000 for income before taxes of $28,500,000 and $35,201,000 (or higher), respectively. For fiscal 1998, the combined bonus payable ranges from $500,000 to a maximum of $2,000,000 for income before taxes of $30,000,000 and $41,701,000 (or higher), respectively. For fiscal 1999, the combined bonus payable ranges from $500,000 to a maximum of $2,000,000 for income before taxes of $33,000,000 and $45,901,000 (or higher), respectively.

        The new employment agreements for Mr. Conese and Mr. Conese, Jr. also provide that their base salaries shall be subject to annual adjustment to amounts which shall be equal to the fiftieth percentile of the average base salaries paid to senior executives of other corporations deemed comparable by an independent consulting firm deemed acceptable to the Board of Directors.

        In addition to their regular compensation, Mr. Conese and Mr. Conese, Jr. were awarded special bonuses of $450,000 and $75,000, respectively, by the Board of Directors in recognition of their special efforts relating to the Aviall acquisition, which was consummated in June 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since 1992, the Compensation Committee of the Board of Directors, which is comprised entirely of outside directors, has decided all compensation matters relating to the Company's Chairman and Chief Executive Officer, and President and Chief Operating Officer, whose employment contracts with the Company were approved by the Compensation Committee. Messrs. Charles J. Simons and Chesterfield Smith have been members of the Compensation Committee since its formation in 1992. General Charles Gabriel became a member of the Compensation Committee in December 1993.

        Since 1993, the Board of Directors has consisted of Eugene P. Conese, Eugene P. Conese, Jr., General Charles A. Gabriel, Charles J. Simons, and Chesterfield Smith. Mr. Conese is the principal stockholder of the Company. Other than Mr. Conese and Mr. Conese, Jr., no officer or employee of the Company participated in the Board's compensation decisions.

        For a discussion of transactions between the Company's directors and executive officers and the Company and its affiliates, see "Certain Relationships and Related Transactions."

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Board of Directors has decided that entering into employment agreements with certain of the Company's senior executive officers is the best way to attract and retain highly capable employees on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Company and its subsidiaries. Messrs. Conese and Conese, Jr. are under contract with the Company.

        In setting levels of compensation under such employment contracts and in reviewing management's overall compensation policy, the Board of Directors has evaluated the Company's overall profitability, the contribution of particular individuals to Company performance and industry compensation standards. A percentage of the compensation paid to each of Messrs. Conese and Conese, Jr. under their respective employment agreements is tied to the Company's achievement of prescribed levels of pre-tax income.

                                                     CHARLES J. SIMONS, CHAIRMAN
                                                              CHARLES A. GABRIEL
                                                              CHESTERFIELD SMITH

STOCK PERFORMANCE GRAPH

        The following performance graph provides a comparison of the cumulative total returns on the Company's Class A Common Stock ("GASIA") based on an investment of $100 on November 5, 1993 against the cumulative total return, assuming reinvestment of (i) the NASDAQ National Market as a whole ("NASDAQ"), and (ii) an index consisting of a peer group of similar publicly traded entities (the "Peer Group"). The Peer Group consists of: AAR Corporation; Aviall, Inc.; Banner Aerospace; BE Aerospace, Inc.; Heico Corporation; and UNC, Inc. The Peer Group Index has been weighted for the respective market capitalization of the subject companies. The investment in the Company's Class A Common Stock has been retroactively adjusted to give effect to the May 1996 dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock.

                           "[GRAPHIC TO APPEAR HERE]"


                                             11/5/93        9/30/94         9/30/95        9/30/96
                                             -------        -------         -------        -------

         GASI                                $100.00         $69.57         $237.68        $649.83

         NASDAQ Index                        $100.00        $104.67         $127.09        $148.38

         Peer Group Index (1)                $100.00         $92.84          $99.96        $149.11

         Prior Peer Group Index (1)          $100.00         $81.47          $77.05        $121.89


(1) Prior to fiscal 1996, the Company's Peer Group index (the "Prior Peer Group Index") was comprised of Aviall, Inc.; BE Aerospace; EDAC Technologies Corporation; Heico Corporation; Kreisler Manufacturing Corporation; Teledyne, Inc.; and UNC, Inc. For fiscal 1996, the Prior Peer Group Index has been revised to (i) better represent the Company's industry and (ii) account for the recent growth of the Company subsequent to the acquisition of the engine services operations of Aviall, Inc. Accordingly, the Company's fiscal 1996 Peer Group Index excludes Teledyne (due to such company's merger with Allegheny Ludlam Corporation into Allegheny Teledyne, Inc.); and includes AAR Corporation and Banner Aerospace in place of EDAC and Kreisler (both of which are not deemed comparable to the Company due to their much smaller size).

BOARD RECOMMENDATION

        The Board of Directors unanimously recommends that the Stockholders vote "FOR" the election of the nominees for director, with such nominees to serve as directors until the 1998 Annual Meeting of Stockholders.

REQUIRED VOTE

        The nominees specified above will be elected as directors of the Company if there are more "FOR" votes cast than "AGAINST" votes. For purposes of this proposal, abstentions and broker and nominee non-votes will not be treated as votes cast and therefore will not be considered by the inspector(s) when counting votes on this proposal.

PROPOSAL 2. APPROVAL AND ADOPTION OF AMENDED EMPLOYEE STOCK PURCHASE PLAN

        In July 1992, the Company's Board of Directors authorized and directed the Compensation Committee of the Board and the officers of the Company to develop a stock purchase plan available to Company employees to serve as an additional employment incentive. The Board of Directors' authorization limited the plan to the distribution of a maximum of 100,000 shares of the Company's Common Stock (since reclassified as Class A Common Stock) to plan participants.

        On March 22, 1995, the Company's Board of Directors adopted, and on April 19, 1995 the Company's stockholders approved, the Greenwich Air Services, Inc. 1995 Employee Stock Purchase Plan (the "ESPP"). The effective date of the ESPP was April 19, 1995.

        Subsequent to the acquisition of the engine service operations of Aviall, Inc. in June, 1996, and the corresponding increase in the number persons employed by the Company, the Compensation Committee and the Board of Directors deemed it desirable to increase both the number of shares authorized for distribution under the ESPP, and the maximum annual employee contribution to the ESPP. At the same time, the Board determined that the plan should be further amended to authorize the distribution of only the Company's non-voting Class B Common Stock. As a result, on June 19, 1996 the Board of Directors incorporated appropriate amendments into the ESPP (now the "Amended ESPP"), effective on July 1, 1996.

        DESCRIPTION OF PLAN

        Under the Amended ESPP, options (the "Options") to purchase up to an aggregate of 200,000 shares of Class B Common Stock may be granted to eligible employees after June 30, 1996. Prior to July 1, 1996, options to purchase up to an aggregate of 100,000 shares of Class A Common Stock were available. Granted shares may be either authorized but unissued shares or treasury shares. The Amended ESPP is designed to provide a method by which eligible employees of the Company, and of such of the Company's subsidiaries as the Board of Directors may from time to time determine, can acquire a shareholder interest in the Company. The Compensation Committee shall have the right to determine all questions regarding the interpretation and application of the provisions of the Amended ESPP and to make, administer, and interpret such rules and regulations as it deems necessary or advisable with respect to the Amended ESPP. The Compensation Committee's decisions will be final and binding.

        Each employee of the Company who has a customary work schedule of at least 20 hours per week and who has been an employee of the Company for at least one year, will be eligible to participate in the Amended ESPP. An employee may not receive an Option under the Amended ESPP if, immediately after the Option is granted, the employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries.

        Each of the periods during which the Amended ESPP remains in effect are referred to as "Option Periods." Each Option Period will generally be for a period of three months. Each employee of the Company who is eligible to participate in the Amended ESPP on the first day of an Option Period may elect to do so by executing and delivering to the Company, at least 15 days prior to such date, a payroll deduction authorization as described below. Any such payroll deduction authorization shall remain in effect until revoked or amended in writing by the participant.

        The Class B Common Stock purchased under the Amended ESPP will be paid for by payroll deductions. If an employee elects to participate in the Amended ESPP, he must specify a percentage of his compensation (up to a maximum of 15%, but in no event more than $15,000 in any calendar year) which he wants contributed to the Amended ESPP on his behalf. Prior to July 1, 1996, an employee was limited to $5,000 of contributions per year. These payroll deductions will be credited to a withholding account established in the employee's name. A participating employee may reduce the withholding rate of his payroll deduction authorization by one or more whole percentage points (but not to below 2%) at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable following receipt of such notice by the Company. A participating employee may increase or reduce the withholding rate of his payroll deduction authorization for a future Option Period by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective.

        On the first day of each Option Period, a participant will be deemed to have been granted an Option for the maximum number of whole and fractional shares of Class B Common Stock that can be purchased at the applicable option price with the payroll deductions credited to his account during that Option Period. Each participant automatically and without any act on his part will be deemed to have exercised his Option on the last day of each Option Period. The number of shares of Class B Common Stock subject to each Option equals the quotient of the balance credited to the participant's account as of the last day of the Option Period divided by the option price. The applicable option price will be an amount equal to 85% of the fair market value of the Class B Common Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Unless the Board of Directors determines otherwise in good faith, the fair market value on any given day will mean the Closing Price of the Class B Common Stock on such day (or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price). The "Closing Price" of the Class B Common Stock on any business day will be the last sale price as reported by the NASDAQ National Market System. Any balance remaining in a participant's withholding account after exercise of an Option for any Option Period, will be refunded to the participant.

        Shares of Class B Common Stock purchased by a participant under the Amended ESPP will be held in brokerage accounts for the participants with Merrill Lynch, Pierce, Fenner & Smith, Inc., or any successor brokerage firm subsequently selected. A participant who holds an Option may, at any time prior to the exercise thereof, cancel such Option as to all (but not less than all) of the shares of stock subject or to be subject to such Option by written notice delivered to the Company. Upon such cancellation, the balance in the participant's withholding account will be refunded. A participant may terminate his payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a participant as of such date. Any participant who voluntarily terminates his payroll deduction authorization prior to the last business day of an Option Period will be deemed to have canceled his Option. Any participant who cancels an Option or terminates his payroll deduction authorization may as of the beginning of a subsequent Option Period again become a participant in the Amended ESPP; provided, however, that any such participant who is at that time subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, may not again become a participant until at least six months have elapsed after the date on which he ceased to be a participant.

        If any participant's employment with the Company terminates for any reason, any unexercised Option granted to such participant will terminate as of the date of the termination of the participant's employment. The Company promptly will refund to the participant the amount of payroll deductions then credited to the participant's withholding account.

        Options granted under the Amended ESPP will not be transferable otherwise than by will or the laws of descent and distribution, and will be exercisable during the participant's lifetime only by the participant.

        The Board of Directors has the authority to terminate or amend the Amended ESPP, but approval by the Company's shareholders will be required with respect to amendments relating to (i) the aggregate number of shares of Class B Common Stock that may be issued under the Amended ESPP (other than as provided in the next paragraph) or (ii) the eligibility provisions of the Amended ESPP. The Amended ESPP will terminate automatically following the end of the last Option Period beginning in 2005; provided, however, that the Company's Board of Directors may extend the Amended ESPP for one or more additional Option Periods. The Amended ESPP will terminate in any case when all or substantially all of the Class B Common Stock reserved for issuance under the Amended ESPP has been purchased.

        The number and kind of shares subject to, and the option price of, outstanding Options, and the number of shares of Class B Common Stock remaining available for issuance under the Amended ESPP, may be appropriately adjusted to reflect the impact of certain significant events involving the Company, such as mergers, recapitalizations, stock splits and the like.

        FEDERAL INCOME TAX CONSEQUENCES

        The Amended ESPP is intended to be an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. The Federal income tax consequences to an employee who participates in the Amended ESPP generally will be as set forth below.

        A participant must pay Federal income and Federal Insurance Contributions Act (FICA) taxes on amounts that are deducted from his pay to purchase Class A and/or Class B Common Stock (collectively, "Common Stock") under the Amended ESPP. However, a participant will not be subject to tax upon the receipt of an Option under the Amended ESPP or upon the purchase of shares of Common Stock pursuant to the Option.

        If the participant disposes of the shares acquired pursuant to an Option more than two years following the date of grant of the Option and more than one year following the date of exercise of the Option, then the amount realized upon the disposition of the shares will be taxed as long-term capital gain; provided, however, that upon such disposition (or in the event of the participant's death while owning the shares) the employee will recognize as ordinary income (rather than capital gain) an amount equal to the lesser of: (i) the difference between the fair market value of the shares as of the date of grant of the Option and the option price paid for the shares, or (ii) the difference between the fair market value of such shares on the date as of which the shares were sold and the option price paid for the shares.

        If the participant disposes of the shares before the one-year and two-year holding requirements are met, in the year of disposition he will recognize ordinary income equal to the difference between (i) the fair market value of the shares as of the date of exercise or the amount realized upon disposition of the shares, whichever is less, and (ii) the option price paid for the shares. Any additional amount realized upon disposition of the shares will be taxed as either short-term or long-term capital gain, depending upon how long the shares were held.

        The Company will be entitled to a Federal income tax deduction with respect to the Amended ESPP only if and when an employee disposes of Common Stock before the one and two-year holding periods are met. The amount of this deduction will equal the amount of ordinary income that the employee recognizes in connection with such disposition.

BOARD RECOMMENDATION

        Stockholders are being asked to approve and adopt the foregoing Amended ESPP. The Board of Directors and the Compensation Committee of the Board of Directors unanimously recommend that the Stockholders vote "FOR" approval and adoption of the Company's Amended ESPP.

REQUIRED VOTE

        A "FOR" vote by a majority (more than 50%) of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and adoption of this proposal. As such, abstentions and broker and nominee non-votes will have the same effect as a vote "AGAINST" the proposal.

        PROPOSAL 3. APPROVAL AND ADOPTION OF AMENDED STOCK OPTION PLAN

        In July 1992, the Company's Board of Directors and stockholders approved the establishment of the 1992 Employee Incentive and Non-Qualified Stock Option Plan (the "1992 Stock Option Plan"), pursuant to which officers and other key employees of the Company can receive incentive stock options and non-qualified options to purchase an aggregate of 300,000 shares of the Company's Common Stock (since reclassified as Class A Common Stock).

        Subsequent to the acquisition of the engine service operations of Aviall, Inc. in June 1996, and the corresponding increase in the number of employees, the Board of Directors deemed it advisable to increase the number of shares authorized for distribution under the 1992 Stock Option Plan. At the same time, the Board clarified that as a result of the Class B Common Stock Dividend on May 8, 1996, all options granted prior to the date of distribution of the stock dividend, option holders will receive one share of Class A Common Stock and one share of Class B Common Stock for each option exercised. The Board further determined that the plan should be amended to authorize the granting of options of only the Company's non-voting Class B Common Stock after May 8, 1996. As a result, on July 26, 1996 the Board of Directors incorporated appropriate amendments into the 1992 Stock Option Plan (now the "Amended Option Plan"). The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to in the Amended Option Plan and hereinafter as the "Stock" or the "Common Stock".

DESCRIPTION OF PLAN

        Under the Amended Option Plan, options (the "Stock Options") to purchase Common Stock may be granted to officers or key employees of the Company (the "Optionees"). A maximum of 584,125 shares of Common Stock may be issued and sold under the Plan; provided, however, that the total number of shares of Class A Common Stock issuable under the Plan may not exceed 184,375 and that the total number of shares of Class B Common Stock issuable under the Plan may not exceed 399,750.

        In order to adjust for the stock dividend declared by the Board of Directors on April 18, 1996, upon the exercise of options under the Plan which were granted PRIOR to May 9, 1996, and were outstanding on such date, one share of Class A Common Stock and one share of Class B Common Stock will be issued for each such option exercised. With respect to Stock Options granted on and subsequent to May 9, 1996, Stock Options only will be granted to, and only will entitle the holder thereof to, purchase shares of Class B Common Stock.

        The Compensation Committee has full authority to interpret the Amended Option Plan and any stock option agreements evidencing Stock Options granted thereunder, to issue rules for administering the Amended Option Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Amended Option Plan. Determinations, interpretations and constructions made by the Committee in administering the Amended Option Plan are final and conclusive.

        The Compensation Committee may, in its discretion, grant to a key employee only Incentive Stock Options, only Non-qualified Stock Options, or a combination of both, and each Stock Option granted will be clearly identified as to its status. The Compensation Committee will determine the Option Exercise Price at which each share of Common Stock may be purchased pursuant to an Stock Option.

        The exercise price for shares purchased upon the exercise of Non-qualified Stock Options granted under the Amended Option Plan is determined by the Compensation Committee at the time of the option grant. The exercise price of an Incentive Stock Option granted under the Amended Option Plan must be at least equal to 100% of the fair market value of the Common Stock on the date such option is granted (110% of the fair market value for stockholders who, at the time the option is granted, own more than 10% of the total combined classes of stock of the Company or any subsidiary). No employees may be granted Incentive Stock Options in any year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

        No Incentive Stock Option granted under the Amended Option Plan may have a term of more than 10 years (5 years for 10% or greater stockholders). Stock Options, whether incentive or non-qualified options, generally may be exercised only if the option holder remains continuously associated with the Company or a subsidiary from the date of grant to the date of exercise. However, options may be exercised upon termination of employment or upon death or disability of an employee within certain specified periods.

        The Company may grant Non-qualified Stock Options with exercise prices which are less than the fair market value of the Common Stock on the date of grant. The Company does not intend to grant Non-qualified Stock Options at exercise prices which are less than 85% of the fair market value of the Common Stock on the date of grant.

        The Board of Directors at any time may terminate the Amended Option Plan or amend it from time to time in such respects as it deems desirable; provided, however, that, without the further approval of the stockholders of the Company, no amendment will increase the maximum aggregate number of shares of Common Stock with respect to which Stock Options may be granted under the Amended Option Plan, and no amendment will change the eligibility provisions of the Amended Option Plan. Unless the Board of Directors acts to terminate it sooner, the Amended Option Plan will terminate on, and no Stock Options will be granted after August 14, 2002. The provisions of the Amended Option Plan, however, will continue thereafter to govern all Stock Options previously granted, until the exercise, expiration or cancellation of such Stock Options.

        The number and kind of shares subject to, and the option price of, outstanding Stock Options, and the number of shares of Common Stock remaining available for issuance under the Amended Option Plan, may be appropriately adjusted to reflect the impact of significant events involving the Company, such as mergers, recapitalizations, stock splits, and the like.

FEDERAL TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS

        Incentive Stock Options granted to Optionees under the Amended Option Plan are intended to be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"). If an Optionee who is granted an Incentive Stock Option remains an employee of the Company or a subsidiary at all times during the period beginning on the date of the granting of the Incentive Stock Option and ending on the date which is three months before the date of exercise of the Incentive Stock Option (or one year before the date of such exercise in the case of an Optionee who has become disabled (as defined in the Code)), the tax treatment of the Incentive Stock Option will be as described below. If the Optionee does not meet the foregoing employment requirements, the Stock Option will cease to be qualified as an Incentive Stock Option for federal income tax purposes and will be subject to taxation as an Non-qualified Stock Option (as described below). Under the provisions of Code Section 422, neither the Optionee nor the Company will realize income, gain, deduction or loss upon the grant or exercise of an Incentive Stock Option. An Optionee will be taxed only when the stock acquired upon exercise of his Incentive Stock Option is sold or otherwise disposed of in a taxable transaction. If, at the time of such sale or disposition, the Optionee has held the shares for two years from the date the option was granted and for one year from the date of transfer of the shares, the Optionee will realize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the Optionee disposes of the shares within either of such periods, the Optionee will realize ordinary income on the date of such disposition in an amount equal to the lesser of

           (a)    the gain realized on the sale or other disposition; or

           (b) the amount by which the fair market value of the shares on the date of exercise exceeds the adjusted basis of such shares, with any excess gain being capital gain. Such capital gain will be short-term capital gain if such shares were held for one year or less, or long-term capital gain if such shares were held for more than one year on the date of sale or other taxable disposition.

        A sale or other disposition which results in the recognition of ordinary income to the Optionee will also result in a corresponding income tax deduction for the Company, subject to the general rules relating to reasonableness of compensation and provided the Company complies with applicable reporting requirements.

NON-QUALIFIED STOCK OPTIONS

        The GRANT of a Non-qualified Stock Option under the Plan to an Optionee will not result in taxable income to the Optionee or a deduction in computing the Company's taxable income.

        Upon EXERCISE of a Non-qualified Stock Option and provided that any shares issued upon such exercise are either transferable or are not subject to a substantial risk of forfeiture ("restricted stock"), the excess of the then current fair market value of the shares acquired over the option price is (a) taxable to the Optionee as ordinary income and (b) deductible in computing the Company's taxable income, subject, in the case of deductibility, to general rules relating to reasonableness of compensation and compliance with applicable reporting requirements. The Optionee's tax basis for the shares will be the fair market value thereof at the time of exercise.

        The EXERCISE of a Non-qualified Stock Option (which has been held for at least six months after the date the Non-qualified Stock Option was awarded) by an Optionee subject to the provisions of Section 16(b) of the Exchange Act will generally be a taxable event upon exercise absent some substantial risk of forfeiture for the stock.

        The Company may deduct a sufficient number of shares and/or cash sufficient to pay any required federal, state, local and other withholding taxes.

        Upon the SALE of shares previously acquired by the exercise of a Non-qualified Stock Option, any gain or loss realized will constitute long-term capital gain or loss if the shares have been held for more than one year and short-term capital gain or loss if the shares have been held for one year or less on the date of sale or other taxable dispositions.

BOARD RECOMMENDATION

        The Board of Directors and the Compensation Committee of the Board of Directors unanimously recommend that the Stockholders vote "FOR" approval of the Amended Option Plan.

REQUIRED VOTE

        A "FOR" vote by a majority (more than 50%) of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and adoption of this proposal. As such, abstentions and broker and nominee non-votes will have the same effect as a vote "AGAINST" the proposal.

           PROPOSAL 4. APPROVAL AND ADOPTION OF INCENTIVE COMPENSATION ARRANGEMENT WITH EUGENE P. CONESE AND EUGENE P. CONESE, JR.

        In accordance with the employment agreements between the Company and each of Eugene P. Conese and Eugene P. Conese, Jr., the Compensation Committee of the Board of Directors (the "Committee"), has approved an incentive compensation plan (the "Incentive Plan") pursuant to which the Committee would pay bonuses to Eugene P. Conese and Eugene P. Conese, Jr., the Chairman of the Board (the "Chairman"), and the President and Chief Operating Officer (the "President"), respectively, for the fiscal years ending September 30, 1997, 1998, and 1999, if certain financial goals are reached by the Company. On the advice of counsel, securing Stockholder approval of the Incentive Plan, even though it has been adopted by the Committee, is required to assure that any bonuses paid to the Chairman and the President may be deducted by the Company in determining its liability for federal income tax purposes and, in the case of certain states, for purposes of determining its state income tax liability.

        In accordance with their respective employment agreements, in addition to their base salaries and deferred compensation, Eugene P. Conese and Eugene P. Conese, Jr. are entitled to share, in proportion to their respective base salaries, a combined annual bonus based upon targeted levels of the Company's income before taxes, after deducting the amount of the annual bonus, in each of the three years during the term of their employment agreements. For fiscal 1997, the combined bonus payable ranges from $500,000 to a maximum of $1,500,000 for income before taxes of $28,500,000 and $35,201,000 (or higher), respectively. For fiscal 1998, the combined bonus payable ranges from $500,000 to a maximum of $2,000,000 for income before taxes of $30,000,000 and $41,701,000 (or higher), respectively. For fiscal 1999, the combined bonus payable ranges from $500,000 to a maximum of $2,000,000 for income before taxes of $33,000,000 and $45,901,000 (or higher), respectively.

        The Committee cannot increase the annual limitation on bonuses under the Incentive Plan to an amount greater than $2,000,000. If the Incentive Plan is not approved by the Stockholders, then the Incentive Plan would not be implemented and it is anticipated that the Board and/or Committee would need to negotiate some other arrangement to compensate the Chairman and President pursuant to their employment agreements.

BOARD RECOMMENDATION

        The Board of Directors and the Compensation Committee of the Board of Directors unanimously recommend that the Stockholders vote "FOR" approval of the Incentive Plan.

REQUIRED VOTE

        A "FOR" vote by a majority (more than 50%) of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and adoption of this proposal. As such, abstentions and broker and nominee non-votes will have the same effect as a vote "AGAINST" the proposal.

        PROPOSAL 5. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP to serve as the independent public auditors for the Company for the fiscal year ending September 30, 1997. The Board of Directors is submitting its selection of the Company's auditors for ratification at the Annual Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection and, if practicable, retain another independent auditor. The Board of Directors reserves the right to make any change in auditors at any time which it deems advisable or necessary.

        Representatives from the firm of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BOARD RECOMMENDATION

        The Board of Directors and the Finance and Audit Committee of the Board of Directors unanimously recommend that the Stockholders vote "FOR" ratification of the selection of Deloitte & Touche LLP as the Company's independent public auditors for the fiscal year ending September 30, 1997.

REQUIRED VOTE

        A "FOR" vote by a majority (more than 50%) of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting is required for approval of this proposal. As such, abstentions and broker and nominee non-votes will have the same effect as a vote "AGAINST" the proposal.


                                  OTHER MATTERS

        At the date hereof, there are no other matters management intends to present or has reason to believe others will present at the 1997 Annual Meeting. If other matters now unknown to management come before this meeting, those who shall act as Proxies will vote in accordance with their own judgment.


                 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

        Under certain circumstances, stockholders are entitled to present proposals for consideration at Stockholder meetings. Any such proposals to be presented at the 1998 Annual Meeting of Stockholders must be received in writing by the Company no later than October 1, 1997 for inclusion in the Company's proxy statement and form of proxy for such annual meeting. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.

                                         By Order of the Board of Directors



                                         /s/ MICHAEL A. BUCCI
                                         ----------------------------------
                                         Michael A. Bucci
                                         SECRETARY


January 27, 1997
Miami, Florida

                          GREENWICH AIR SERVICES, INC.
                     PROXY - ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 21, 1997

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF GREENWICH AIR SERVICES, INC. TO BE HELD ON MARCH 21, 1997. THE STOCKHOLDER HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A STOCKHOLDER) OTHER THAN ANY PERSON DESIGNATED ON THE REVERSE, BY INSERTING THE NAME OF SUCH OTHER PERSON IN ANOTHER PROPER FORM OF PROXY.

     The undersigned, a stockholder of Greenwich Air Services, Inc. (the "Corporation"), hereby revoking any proxy hereinbefore given, does hereby appoint Eugene P. Conese and Eugene P. Conese, Jr., or either of them, as his proxy with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders to be held on March 21, 1997 at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida, at 10:00 a.m., local time, and at any adjournments thereof, and to vote upon other matters specified in the notice of said meeting as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

  1. ELECTION OF DIRECTORS

FOR ALL NOMINEES [ ]              WITHHOLD ALL NOMINEES [ ]    Election of the following proposed
For, except vote withheld from                                 directors to hold office until the
the following nominee(s):                                      next Annual Meeting of Stockholders
                                                               or until their successors shall be
                                                               elected and shall qualify:
                                                               Eugene P. Conese; Eugene P. Conese, Jr.;
                                                               Charles A. Gabriel; Allen J. Krowe;
_____________________________________________________________  Charles J. Simons; Chesterfield Smith


                                                                          FOR   AGAINST   ABSTAIN

2.   Approve the adoption of the Corporation's amended Employee Stock     [ ]     [ ]        [ ]
     Purchase Plan.


                  (Continued and to be signed on reverse side)



                                                                          FOR   AGAINST   ABSTAIN

3.   Approve the adoption of the Corporation's amended Incentive Stock    [ ]     [ ]        [ ]
     Option Plan.

4.   Approve the adoption of the Incentive Compensation Arrangement
     between the Corporation                                              [ ]     [ ]        [ ]
     and both Eugene P. Conese and Eugene P. Conese, Jr.

5.   Ratify the appointment of Deloitte & Touche LLP as independent
     auditors for the Corporation                                         [ ]     [ ]        [ ]
     for the fiscal year ending September 30, 1997

6.   IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY
     PROPERLY BE BROUGHT BEFORE THE MEETING.

                                                               THIS PROXY WHEN PROPERLY EXECUTED WILL
                                                               BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                               UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS
                                                               GIVEN, SUCH SHARES WILL BE VOTED FOR ALL
                                                               PROPOSALS.

                                                               The Board of Directors requests that you fill in the
                                                               date and sign the Proxy and return it in the enclosed
                                                               envelope.

                                                               IF THE PROXY IS NOT DATED IN THE SPACE PROVIDED,
                                                               IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS
                                                               MAILED BY THE CORPORATION.



SIGNATURE_________________________ DATE___________ SIGNATURE_____________________________DATE____________
Note:PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN.  If signing as an attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.